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                                                                    EXHIBIT 10.1

                         SYBRON DENTAL SPECIALTIES, INC.
                          2000 LONG-TERM INCENTIVE PLAN
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                        SYBRON DENTAL SPECIALTIES, INC.
                          2000 LONG-TERM INCENTIVE PLAN

                                TABLE OF CONTENTS

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
ARTICLE 1        ESTABLISHMENT, PURPOSE AND DURATION....................   1
        1.1      Establishment of the Plan and Effective Date...........   1
        1.2      Purpose of the Plan....................................   1
        1.3      Duration of the Plan...................................   1

ARTICLE 2        DEFINITIONS............................................   1

ARTICLE 3        ADMINISTRATION.........................................   4
        3.1      The Committee..........................................   4
        3.2      Authority of the Committee.............................   5
        3.3      Decisions Binding......................................   5

ARTICLE 4        SHARES SUBJECT TO THE PLAN.............................   5
        4.1      Number of Shares.......................................   5
        4.2      Lapsed Awards..........................................   5
        4.3      Adjustments in Authorized Shares.......................   5

ARTICLE 5        ELIGIBILITY AND PARTICIPATION..........................   5
        5.1      Eligibility............................................   6
        5.2      Actual Participation...................................   6

ARTICLE 6        STOCK OPTIONS..........................................   6
        6.1      Grant of Options.......................................   6
        6.2      Award Agreement........................................   6
        6.3      Option Price...........................................   6
        6.4      Duration of Options....................................   6
        6.5      Exercise of Options....................................   6
        6.6      Payment................................................   6
        6.7      Restrictions on Share Transferability..................   7
        6.8      Termination of Employment..............................   7
        6.9      Termination for Cause..................................   7
        6.10     Nontransferability of Options..........................   7
        6.11     Options Issued in Exchange.............................   8

ARTICLE 7        CHANGE IN CONTROL......................................   8

ARTICLE 8        AMENDMENT, MODIFICATION, AND TERMINATION...............   8
        8.1      Amendment, Modification and Termination................   8
        8.2      Awards Previously Granted..............................   8


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
ARTICLE 9        WITHHOLDING............................................   8
        9.1      Tax Withholding........................................   8
        9.2      Share Withholding......................................   8

ARTICLE 10       BENEFICIARY DESIGNATION................................   9

ARTICLE 11       MISCELLANEOUS..........................................   9
        11.1     Employment.............................................   9
        11.2     Participation..........................................   9
        11.3     Indemnification........................................   9
        11.4     Successors.............................................   9
        11.5     Gender and Number......................................   10
        11.6     Severability...........................................   10
        11.7     Requirements of Law....................................   10
        11.8     Securities Law Compliance..............................   10
        11.9     Governing Law..........................................   10



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                         SYBRON DENTAL SPECIALTIES, INC.
                          2000 LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1

                       ESTABLISHMENT, PURPOSE AND DURATION

         1.1 Establishment of the Plan and Effective Date. Sybron Dental Specialties, Inc., a Delaware corporation (the "Company"), hereby establishes a long-term incentive plan to be known as the "Sybron Dental Specialties, Inc. 2000 Long-Term Incentive Plan" (the "Plan"). The Plan permits the granting of Incentive Stock Options and Nonqualified Stock Options to Employees of the Company.

         The Plan shall be effective as of _______________, 2000 (the "Effective Date").

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

         1.3 Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.


                                    ARTICLE 2

                                   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

                  (b) "Award Agreement" means an agreement entered into by the Company and each Participant, as described in Section 6.2 herein.
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                  (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (d) "Board" or "Board of Directors" means the Board of Directors of the Company.

                  (e) "Cause" means fraud, dishonesty, competition with the Company, unauthorized use of the Company's trade secrets or confidential information, or continued gross neglect by the Employee of the duties assigned to him or her by the Board or the Company (if such neglect continues for thirty (30) days after notice by the Board or the Company to the Employee specifying the duties being neglected by Employee).

                  (f) "Change in Control" of the Company shall be deemed to have occurred if:

                            (i) any Person (but excluding the Company or any of
                  its affiliates, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, an underwriter temporarily holding securities pursuant to an offering of securities or any company owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the Company) is or becomes the Beneficial Owner, directly or indirectly (other than where such acquisition occurs in connection with a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding securities acquired directly from the Company or any of its affiliates;

                           (ii) during any period of two consecutive years (not
                  including any period prior to the effective date of this
                  Plan), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest would not be deemed an approved director for purposes of determining whether approved directors have ceased to constitute a majority of the Board;

                           (iii) the stockholders of the Company approve a
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or other than a merger or consolidation effected to


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                  implement a recapitalization of the Company (or similar
                  transaction) in which no Person (subject to the same exclusions as set forth in subsection (i) above) is or becomes the Beneficial Owner, directly or indirectly, of securities in the Company (excluding securities acquired by such person directly from the Company or any of its affiliates), representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan
                  of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

                  (i) "Company" means Sybron Dental Specialties, Inc., a Delaware corporation, and, with respect to Participants or Employees, any and all Subsidiaries, or any successor thereto as provided in
         Section 11.4 herein.

                  (j) "Director" means any individual who is a member of the Board of Directors of the Company.

                  (k) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

                  (l) "Employee" means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

                  (o) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of
         Section 422 of the Code.



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                  (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

                  (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                  (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                  (s) "Participant" means an Employee of the Company who has outstanding an Option granted under the Plan.

                  (t) "Person" shall have the meaning ascribed to such term in
         Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                  (u) "Retirement" shall have the meaning ascribed to such term in the tax-qualified retirement plan of the Company.

                  (v) "Shares" means the shares of common stock of the Company.

                  (w) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.


                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         It is intended that the Committee members shall, at all times, qualify as "non-employee directors" pursuant to Rule 16b-3 under the Exchange Act and as "outside directors" pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m).



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         3.2 Authority of the Committee. The Committee shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size of grants of Awards; to determine the terms and conditions of such Award grants in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders and resolutions of the Board of Directors, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.


                                    ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 5,450,000. These Shares may be either authorized but unissued or reacquired Shares. The maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 1,000,000 Shares during any fiscal year.

         4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, then, subject to such rules and regulations as may be promulgated by the Committee with respect thereto, any Shares subject to such Award may again be available for the grant of any Award under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award granted shall always be a whole number.


                                    ARTICLE 5

                          ELIGIBILITY AND PARTICIPATION



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         5.1 Eligibility. Persons eligible to participate in the Plan include all Employees of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted, and shall determine the nature and amount of each Award grant.


                                    ARTICLE 6

                                  STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

         6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the Code provisions of
Section 422.

         6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares on the date the Option is granted.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) with the Committee's consent, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided


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that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) with the Committee's consent, by a combination of (a) and (b).

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 Termination of Employment. If the employment of a Participant shall terminate for any reason other than Cause, all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate; and provided that the maximum exercise period which may be permitted following employment termination is the shorter of: (i) one (1) year; or (ii) the scheduled expiration date of the Option.

         Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending (a) one (1) year following such date in the case of termination by reason of Death, Disability, or Retirement; an (b) three (3) months following such date in the case of termination for any other reason (and other than for Cause).

         6.9 Termination for Cause. If the employment of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company, and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Committee shall have discretion to waive this restriction, in whole or in part, so long as any such waiver is permitted in a plan exempt from short-swing profit liability pursuant to Rule 16b-3 under the Exchange Act.


         6.11 Options Issued in Exchange. Notwithstanding any other provision of the Plan, Options issued in exchange for options of Sybron International Corporation ("Sybron") in connection with the spin-off of the Company from Sybron may be issued in accordance with the terms of such spin-off transaction.





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                                    ARTICLE 7

                                CHANGE IN CONTROL

         Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 11.7 herein, any and all Options granted hereunder shall become immediately exercisable, and shall remain as such for the duration of their term. In addition, subject to Article 8 herein, the Committee shall have the authority to make any modifications to Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.


                                    ARTICLE 8

                    AMENDMENT, MODIFICATION, AND TERMINATION

         8.1 Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

         8.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding such Award.


                                    ARTICLE 9

                                   WITHHOLDING

         9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, lapsing of restrictions, or payment made under or as a result of the Plan.

         9.2 Share Withholding. With respect to tax withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum marginal total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.




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                                   ARTICLE 10

                             BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise his or her vested Options in the event of his or her death before he or she exercises all vested Options. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Human Resource Department of the Company during the Participant's lifetime. In the absence of any such designation, vested Options which have not been exercised prior to the Participant's death may be exercised by the administrator of the Participant's estate.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         11.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

         11.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         11.4 Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect


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
purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         11.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         11.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         11.8 Securities Law Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         11.9 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Company's state of incorporation.


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